UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2003

Date of Filing: May 15, 2003

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

21823 30th Drive SE, Bothell, Washington 98021

(Address of principal executive offices) (Zip Code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required Regulation FD Disclosure.

On May 12, 2003, Seattle Genetics, Inc. (“Seattle Genetics”) entered into a definitive agreement for the sale of $40 million of Series A convertible preferred stock and warrants to purchase shares of common stock in a private placement led by J.P. Morgan Partners, LLC (“JPMP”) and Baker Brothers Investments (“BBI”), with additional participation by Delphi Ventures and BA Venture Partners. On May 14, 2003, Seattle Genetics and the requisite purchasers under such definitive agreement agreed to amend the terms of the definitive agreement to include an additional $1 million investment by T. Rowe Price Health Sciences Fund, Inc., thereby increasing the total size of the financing to $41 million. The definitive Securities Purchase Agreement and Amendment No. 1 thereto (collectively, the “Purchase Agreement”) are attached hereto as Exhibits 10.1 and 10.3.

Under the terms of the Purchase Agreement, as amended, Seattle Genetics has agreed to issue to the investors (the “Investors”) 1,640,000 shares of Series A convertible preferred stock at a purchase price of $25.00 per share and warrants to purchase 2,050,000 shares of common stock having an exercise price of $6.25 per share. The Series A convertible preferred stock is non-redeemable by the investors and is convertible on a 1:10 basis into 16.4 million shares of common stock at a conversion price of $2.50 per share, which is based upon the 30-day volume weighted trailing average sale price of Seattle Genetics’ common stock at the time the Purchase Agreement was executed. When issued, the Series A convertible preferred stock will have the rights, preferences and privileges set forth in the Form of Certificate of Designations of Series A Convertible Preferred Stock attached hereto as Exhibit 3.1.

Pursuant to the Form of Investor Rights Agreement attached hereto as Exhibit 4.2, Seattle Genetics has also agreed to grant the Investors certain registration rights with respect to the resale of shares of common stock issued upon conversion of the Series A convertible preferred stock or upon exercise of the warrants to purchase common stock issued pursuant to the Purchase Agreement.

The closing of the private placement is subject to a number of conditions, including, but not limited to, the approval by Seattle Genetics’ stockholders, appointment of two investor designees (one designated by JPMP and one designated by BBI) to Seattle Genetics’ board of directors, adoption of the certificate of designations for the Series A convertible preferred stock, no material adverse change with respect to Seattle Genetics having occurred prior to the closing and other customary closing conditions contained in the Purchase Agreement.

If the financing is not approved by the Company’s stockholders, or if the Purchase Agreement is terminated prior to closing under certain circumstances, entities affiliated with JPMP and BBI will have the right to purchase Series A convertible preferred stock and warrants to purchase common stock equaling up to an aggregate of 19.99% of Seattle Genetics’ outstanding shares at the same price per share and on substantially the same terms as contained in the Purchase Agreement pursuant to an Option Agreement attached hereto as Exhibit 10.2.

On May 13, 2003, Seattle Genetics issued a press release with respect to the transactions described above. A copy of the press release containing the announcement is filed herewith as Exhibit 99.1.

The preceding description of the private placement and the transactions contemplated thereby is qualified in its entirety by reference to the terms of the definitive documents filed as exhibits hereto and incorporated by reference herein.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

3.1	Form of Certificate of Designations of Series A Convertible Preferred Stock

4.1	Form of Common Stock Warrant

4.2	Form of Investor Rights Agreement

10.1	Securities Purchase Agreement dated as of May 12, 2003 by and among Seattle Genetics, Inc. and the purchasers of Series A Convertible Preferred Stock and Warrants named therein

10.2	Option Agreement dated as of May 12, 2003 by and among Seattle Genetics, Inc. and entities affiliated with J.P. Morgan Partners, LLC and Baker Brothers Investments

10.3

Amendment No. 1 dated as of May 14, 2003 to Securities Purchase Agreement dated as of May 12, 2003 by and among Seattle Genetics, Inc. and the purchasers of Series A Convertible Preferred Stock and Warrants named therein

10.4	Joinder Agreement dated as of May 14, 2003 between Seattle Genetics, Inc. and T. Rowe Price Health Sciences Fund, Inc.

99.1	Press Release dated May 13, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEATTLE GENETICS, INC. (Registrant)

Date: May 15, 2003	By:	/s/ CLAY B. SIEGALL
Clay B. Siegall President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Form of Certificate of Designations of Series A Convertible Preferred Stock

4.1	Form of Common Stock Warrant

4.2	Form of Investor Rights Agreement

10.1	Securities Purchase Agreement dated as of May 12, 2003 by and among Seattle Genetics, Inc. and the purchasers of Series A Convertible Preferred Stock and Warrants named therein

10.2	Option Agreement dated as of May 12, 2003 by and among entities affiliated with J.P. Morgan Partners, LLC and Baker Brothers Investments

10.3

Amendment No. 1 dated as of May 14, 2003 to Securities Purchase Agreement dated as of May 12, 2003 by and among Seattle Genetics, Inc. and the purchasers of Series A Convertible Preferred Stock and Warrants named therein

10.4	Joinder Agreement dated as of May 14, 2003 between Seattle Genetics, Inc. and T. Rowe Price Health Sciences Fund, Inc.

99.1	Press Release dated May 13, 2002